                                    Exhibit 99.1

CUSTOM TRUCK ONE SOURCE TO PRESENT AT CJS ANNUAL NEW IDEAS CONFERENCE

KANSAS CITY, Mo., – July 7, 2021 – Custom Truck One Source, Inc. (NYSE: CTOS) today announced that Chief Executive Officer Fred Ross, President and Chief Operating Officer Ryan McMonagle, and Chief Financial Officer Brad Meader will present at the CJS Annual New Ideas Conference on Tuesday, July 13, 2021. The presentation is scheduled to begin at 1:35 p.m. Eastern Time.

A live webcast and replay will be available through Custom Truck One Source’s Investor Relations website: https://investors.customtruck.com/ir-home/default.aspx.

ABOUT CUSTOM ONE TRUCK ONE SOURCE
Custom Truck One Source, Inc. (NYSE: CTOS) is a leading provider of specialized truck and heavy equipment solutions to the utility, telecommunications, rail and infrastructure markets in North America. The Company's solutions include rentals, sales, aftermarket parts, tools, accessories and service, equipment production, manufacturing, financing solutions, and asset disposal. With vast equipment breadth, the Company's team of experts service its customers across an integrated network of locations across North America. For more information, please visit customtruck.com.

INVESTOR CONTACT
Brad Meader, Chief Financial Officer
800.252.0043
investors@customtruck.com